UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2013

Wolverine World Wide, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-06024	38-1185150
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9341 Courtland Drive Rockford, Michigan		49351
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (616) 866-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Compensation Committee and the other independent members of the Board of Directors of Wolverine World Wide, Inc. (the “Company”) reviewed a number of factors in assessing 2013 compensation for the Company’s executive officers, including the Chief Executive Officer. These factors include, among others, the Company’s acquisition of the Performance + Lifestyle Group business from Collective Brands, Inc. for $1.24 billion, the scope of post-acquisition responsibilities of individual executives and various market data. As a result of such review, the Company approved the following fiscal 2013 compensation actions for Blake W. Krueger, Chairman, Chief Executive Officer and President: annual salary – $1,100,000; annual bonus plan target (as a percentage of salary) – 125%; and three-year plan bonus target (as a percentage of salary) for the 2013 – 2015 performance period – 100%.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 12, 2013	WOLVERINE WORLD WIDE, INC.
(Registrant)

/s/ R. Paul Guerre
R. Paul Guerre Vice President, General Counsel and Secretary

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